Exhibit 10.1.2
                         SALE OF TECHNOLOGY AGREEMENT
This Sale of Technology Agreement ("Agreement") is made and effective this 05-18-2000, by and between thatlook.com ("Buyer"), and NauSoft, LLC ("Seller").

Seller has developed and owns all rights, including the copyright, to certain computer software and related documents.

Buyer wishes to purchase, and Seller wishes to sell, such software and documentation, the related goodwill and all other associated property rights, including all copyrights and all rights to enhanced, modified and updated versions and derivative works related thereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1. Transfer A Software: Seller hereby sells, assigns, conveys and transfers to Buyer all of Seller's right, title and interest in and to the following described software (the "Software"):
    "Plastic Designer".
 The Software shall include, but is not limited to:
       (i) The Software in all versions and all forms of expression thereof, including but not limited to the Software source code, object code, flow charts, and block diagrams, and programmer documentation, previous versions, notes, other information relating to the Software; and all copyrights, trade secrets, patentable inventions, proprietary rights and intellectual property contained therein or connected therewith, including without limitation Seller's copyright in the Software;
       (ii) All existing copies of the Software in seller's possession or control, whether in source or object code form, and whether on magnetic storage media, paper or any other media.

B Delivery: The Software shall be delivered to Buyer promptly following execution of this Agreement. Seller shall from time to time, but without further consideration, execute and deliver such instruments or documents and take such other action as is reasonably necessary which Buyer may request in order to more effectively carry out this Agreement and to vest in Buyer the Software and title thereto.
2. Purchase Price
In consideration for the transfer of the Software and the promises of Seller herein, Buyer shall pay to Seller, 110,000 shares of stock of thatlook.com, Inc., a Nevada Corporation upon delivery of the Software.

3. Representations and Warranties of Seller
 Seller represents, warrants and covenants as follows:

 A Title: Infringement: Seller has good and marketable title to the Software, including the copyright to the Software, and has all necessary rights to enter into this Agreement without violating any other agreement or commitment of any sort. Seller does not have any outstanding agreements or understandings, written or oral, concerning the Software. The Software does not infringe or constitute a misappropriation of any trademark, patient, copyright, trade secret, proprietary right or similar property right.

 B No Liens: The Software is not subject to any lien, encumbrance, mortgage or security interest of any kind. Seller's conveyance of the Software shall be free of any such interest.

 C Authority Relative to this Agreement: This Agreement is a legal, valid and binding obligation of Seller. The execution and delivery of this Agreement by Seller and the performance of and compliance by Seller with the terms and conditions of this Agreement will not result in the imposition of any lien or other encumbrance on any of the Assets, and will not conflict with or result in a breach by Seller of any of the terms, conditions or provisions of any order, injunction, judgment, decree, statute, rule or regulation applicable to Seller, the Software, or any note, indenture or other agreement, contract, license or instrument by which any of the Software may be bound or affected. No consent or approval by any person or public authority is required to authorize or is required in connection with, the execution, delivery or performance of this Agreement by Seller.

 D No Default: There is no outstanding default by Seller or any third party license of the Software of any material obligation in the licenses identified in Section 1 A.

4. No Brokers
 All negotiations relative to this Agreement have been carried on by Buyer directly with Seller, without the intervention of any person as the result of any act of Buyer or Seller (and, so far as known to either party, without the intervention of any such person) in such manner as to give rise to any valid claim against the parties hereto for brokerage commissions, finder's fees or other like payment.

5. Consents, Further Instruments and Cooperation
 Buyer and Seller shall each use their respective best efforts to obtain the consent or approval of each person or entity, if any, whose consent or approval shall be required in order to permit it to consummate the transactions contemplated hereby, and to execute and deliver such instruments and to take such other action as may be required to carry out the transaction contemplated by this Agreement. Seller shall execute, or cause its employees and agents to execute, any patent or copyright application or other similar document or instrument, following Buyer's reasonable request.

6. Limitation of Liability
 OTHER THAN AS SET FORTH IN SECTION 3.A OR UPON THE BREACH OF ANY WARRANTY, NEITHER BUYER NOR SELLER SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY PERFORMANCE HEREUNDER, EVEN IF SUCH PARTY HAS ADVANCE NOTICE OF THE
POSSIBILITY OF SUCH DAMAGES, WHETHER BASED ON A THEORY OF
CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

7. Buyer's Use of the Software
Buyer may, at its sole discretion, market, license and sell the Software (in USA only) under names and trade names of its own choosing, and may develop updated and modified versions and derivative works of the Software without attribution of authorship to Seller. Buyer shall own all rights and title, including , copyrights, in and to updated and modified versions and derivative works of the Software. without requiring permission from Seller and without incurring payment obligations in addition to those provided herein. Buyer may market or use the Software in whatever manner and at whatever prices it sees fit.
Buyer grants Seller rights to sell, market or use the Software in whatever manner and at whatever prices outside of USA


8. Seller's Non-Use of the Assets
Seller retains no rights whatsoever the Software and does not retain the right to use the Software or any material relating to the Software for any purpose, personal, commercial, or otherwise. Seller furthermore shall maintain all information relating to the Software or use of the Software in confidence and shall not disclose any aspect of the Software to any third party without the prior written consent of Buyer. Seller agrees not to participate in any activities relating to development, marketing or sale of computer software or other materials that would compete, directly or indirectly, with Buyer's marketing or distribution of the software for a period of 18 months
Exception: Seller retains right' sell, market or use the software outside of USA at whatever prices and in whatever manner it sees fit.

9. Improvements and Updates
Should Seller develop a new improved or updated version of the "Plastic Designer" Software, Seller agrees that Buyer, and Seller will share distribution of that Software in the United States of America under an arrangement whereby a price is mutually agreed upon which is less than what it is being sold for in other markets. In addition, the revenue derived from US based sales would be split 50% to Buyer and 50% to Seller.

10. Governing Law
This Agreement shall be construed and enforced in accordance with the laws of Commonwealth of Pennsylvania.

11. Assignment
Seller may not assign this Agreement or any obligation herein without prior written consent of Buyer. This agreement shall be binding upon and inure to the benefit of the parties named herein after and their respective heirs, executors, personal representatives, successors and assigns.

12. Entire Agreement
This Agreement contains the entire understanding of the parties, and supersedes any and all other agreements presently existing or previously made, written or oral, between Buyer and Seller concerning its subject matter. This Agreement may not be modified except by a writing signed by both parties.

13. Severability.
If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of this Agreement nevertheless will continue in full force and effect without being impaired or invalidated in any way.

14. Notices
All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered or mailed, certified or registered mail with postage prepaid:

      If to Buyer:

      Thatlook.com, Inc
      5003 Route 611
      Stroudsburg, PA 18360.

      If to Seller:

      NauSoft, LLC
      3701 Mexico Road
      St. Charles, MO 63303.

15. Relationship of Parties:
 The relationship between Buyer and Seller under this Agreement is intended to be that of buyer and seller, and nothing in this Agreement is intended to be construed so as to suggest that the parties hereto are partners or joint venturers, or either party or its employees are the employee or agent of the other. Except as expressly set forth herein, neither buyer nor Seller has any express nor implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of the other or to bind the other to any contract, agreement or undertaking with any third party.

16. Headings:
 Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.




IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Thatlook.com, Inc.                NauSoft, LLC
5003 Route 611                    3701 Mexico Rd.
Stroudsburg, PA 18360             St. Charles, MO 3 03.


By: /s/Gerard A. Powell(CEO)      By: /s/Arthur Simonyan
    -----------------------          -------------------
Gerard A Powell,(CEO)             Arthur Simonyan